EZCORP Announces Private Offering of $125 Million of Convertible Senior Notes Due 2024
Austin, Texas (June 27, 2017) - EZCORP, Inc. (NASDAQ: EZPW) (the “Company”), a leading provider of pawn loans in the United States and Mexico, announced today that it intends to offer, subject to market conditions and other factors, $125 million aggregate principal amount of convertible senior notes due 2024 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant an option to the initial purchasers for up to an additional $18.75 million aggregate principal amount of Convertible Notes. The Convertible Notes are expected to pay interest semiannually and will be convertible into cash, shares of the Company’s Class A common stock or a combination thereof, at the Company’s election, based on a conversion rate to be determined. The Convertible Notes will mature on July 1, 2024, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding January 1, 2024, the Convertible Notes will be convertible at the option of the holder only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the business day immediately preceding the maturity date.
The Company intends to use the net proceeds from this offering to repay all borrowings outstanding under its senior secured credit facility, which will be terminated, and for general corporate purposes. As of March 31, 2017, there was approximately $50 million in aggregate principal amount outstanding under the senior secured credit facility.
The Company may also use the net proceeds from this offering to retire a portion of its outstanding 2.125% Cash Convertible Senior Notes due 2019. In addition, the Company may use a material portion of the net proceeds from this offering to acquire complementary businesses. The Company is in various levels of discussion regarding a number of acquisition opportunities in the U.S., Canada, and Latin America, and has entered into a non-binding letter of intent to acquire pawnshops in Latin America. At this time, there can be no assurance that the Company will complete any of those potential acquisitions.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
The Convertible Notes and any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2016 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2016 and March 31, 2017, as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545